FOR IMMEDIATE RELEASE

CONTACT:
Amy Armstrong	Patty Bruner
Smith & Wesson Holding Corporation	Christensen
(480) 949-9700	(480) 614-3009

SMITH & WESSON ANNOUNCES MANAGEMENT AND BOARD CHANGES
AND THE ADOPTION OF A CORPORATE GOVERNANCE PLAN

SCOTTSDALE, AZ. — (BUSINESS WIRE) — December 5, 2003 — Smith & Wesson Holding Corporation (AMEX: SWB), parent of Smith & Wesson Corp., announced today changes in management and in the composition of the Board of Directors. Effective immediately the Board of Directors has named Roy Cuny as Chairman, CEO and President of Smith & Wesson Holding Corporation. Mr. Cuny will continue in his capacity as President and Chief Executive Officer of the Company’s wholly owned subsidiary, Smith & Wesson Corp.

Mitchell A. Saltz and Colt R. Melby stated, “Roy Cuny’s performance has been exemplary as shown by the operating results of Smith & Wesson Corp. and the culture he has instilled in our Springfield operation needs to be implemented from the top, especially since the Springfield operation represents nearly all of the parent’s revenue.”

Effective immediately, Mitchell A. Saltz has resigned as Chairman and Chief Executive Officer, Colt R. Melby has resigned as President and Sherry L. Noreen has resigned as Secretary and as a member of the Board of Directors. Messrs. Saltz and Melby will remain on the Board of Directors of Smith & Wesson Holding Corp.

Prior to being named as Chairman and Chief Executive Officer of the Company, Roy Cuny has served as President and CEO of Smith & Wesson Corp. since January 2003. Mr. Cuny joined the Company in October 2002 as Vice President of Operations. Prior to joining the Company, he was with Peerless Manufacturing Co., an equipment manufacturer in Dallas, Texas, where he served as President from April 2001 through June 2002 and as Chief Operating Officer from April 2000 through June 2002. Mr. Cuny was with Foster Wheeler Corporation, a large engineering and construction company, from 1980 to April 2000, where he served in positions of increasing responsibility, including Vice President from 1993 until his departure to join Peerless Manufacturing. Mr. Cuny earned a BS in Mechanical Engineering and a BA in Business Administration from Rutgers University in 1975.

The Company also announced that the Board of Directors has adopted a corporate governance plan which is intended to enhance transparency between business operations and the financial accounting functions of the parent and its subsidiaries. In addition to enhancing the Company’s disclosure controls and procedures, the corporate governance plan is intended to promote compliance with the provisions of the Sarbanes-Oxley Act of 2002, particularly Section 404, which pertains to internal controls over financial reporting. The corporate governance plan includes a new policy in which the Board of Directors will be increased from eight to nine members, the majority of whom will be independent within the meaning of applicable regulations of the American Stock Exchange (AMEX) and the Securities and Exchange

Commission (SEC). The Board of Directors has agreed to provide severance packages for Messrs. Saltz and Melby and Ms. Noreen of one year’s salary and benefits, including health insurance. The corporate governance plan provides that these severance agreements will require each of Messrs. Saltz and Melby and Ms. Noreen to vote all shares beneficially owned by them for the nominees recommended by the Nominating Committee and nominated by the Board of Directors in the Company’s proxy statements until December 31, 2005. This voting requirement will not apply if Messrs. Saltz and Melby are not nominated to be Directors.

The Company expects to file on December 12, 2003 its annual report on Form 10-KSB for the fiscal year ended April 30, 2003 pursuant to its revised plan to return to reporting compliance with the Staff of AMEX. The annual report on Form 10-KSB for fiscal year 2003 is also expected to include restated financial statements for fiscal year 2002 audited by PricewaterhouseCoopers LLP, (PwC) the Company’s independent public accountants.

Safe Harbor Statement

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to minimum net sales, minimum net income and minimum earnings per share. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “belief,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. Factors that could affect the Company’s forward-looking statements include, among other things, the re-audit of the Company’s financial statements for fiscal year 2002 and the audit of fiscal year 2003 by PwC, or any additional delays in completing the restatement or the amendment of previously filed reports or the filing of reports at the Securities and Exchange Commission. These statements are based on management’s current expectations and are subject to risks, uncertainty, changes in circumstances and the timing and completion of the re-audit of the financial statements for fiscal year 2002 and the audit of the financial statements for fiscal year 2003. Actual results may vary materially from the expectations and estimates contained in the forward-looking statements, including the Company’s expected adjustments for fiscal year 2002 as well as its expected financial results for fiscal year 2003.

About Smith & Wesson

Smith & Wesson Holding Corporation is the parent company of Smith & Wesson Corp., one of the world’s leading producers of quality handguns, law enforcement products and firearm safety and security products. Law enforcement personnel, military personnel, target shooters, hunters, collectors and firearms enthusiasts throughout the world have used the Company’s products with confidence for more than 150 years. Smith & Wesson Corp. also manufacturers and markets Smith & Wesson branded handcuffs and other products utilizing its metal working expertise. For more information, visit http://www.smithandwesson.com.

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